EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint Martin Mucci their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2022, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

Dated:	July 14, 2022	/s/ B. Thomas Golisano
B. Thomas Golisano

Dated:	July 14, 2022	/s/ Thomas F. Bonadio
Thomas F. Bonadio

Dated:	July 14, 2022	/s/ Joseph G. Doody
Joseph G. Doody

Dated:	July 14, 2022	/s/ David J. S. Flaschen
David J. S. Flaschen

Dated:	July 14, 2022	/s/ Pamela A. Joseph
Pamela A. Joseph

Dated:	July 14, 2022	/s/ Joseph M. Tucci
Joseph M. Tucci

Dated:	July 14, 2022	/s/ Kevin A. Price
Kevin A. Price

Dated:	July 14, 2022	/s/ Joseph M. Velli
Joseph M. Velli

Dated:	July 14, 2022	/s/ Kara Wilson
Kara Wilson